Exhibit 10.01

SETTLEMENT AGREEMENT AND RELEASE

           This Settlement Agreement and Release (the “Agreement”) is made effective as of the last date written below (the “Closing Date”), by Alexis Ann Jacobs (“Jacobs”), Keith E. Whann (“Whann”), CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company) (“CAA”), Auction Venture Limited Liability Company (“Auction Venture”), David Bynum (“Bynum”), Tony Moorby (“Moorby”), Acacia Automotive, Inc. (“AA”), Acacia Chattanooga Vehicle Auction, Inc. (“AC”), and Steven L. Sample (“Sample”) (hereinafter each referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

           WHEREAS, CAA and AA entered into an Asset Purchase Agreement dated August 31, 2009 (the “Asset Purchase Agreement”) with respect to the acquisition of the assets and business of CAA by AA through AC, and for the management of CAA’s business by AA from August 31, 2009 through December 26, 2009, the closing date contemplated by the Asset Purchase Agreement, pursuant to a Management Agreement dated August 31, 2009 (the “Management Agreement”);

           WHEREAS, CAA sold a vehicle auction (the “Auction Business”) located at 2120 Stein Drive, Chattanooga, Tennessee (the “Premises”) to AA pursuant to the Asset Purchase Agreement dated August 31, 2009 that was amended December 10, 2009 (as amended, the Asset Purchase Agreement is hereinafter referred to as the “APA”);

           WHEREAS, Jacobs, AC, and Sample entered into a Revolving Loan Note dated December 10, 2009 (the “Short Term Note”);

           WHEREAS, AC, as a wholly owned subsidiary of AA, took title to the Auction Business when the sale closed on or about December 26, 2009;

           WHEREAS, AC leased the Premises from Auction Venture pursuant to a Lease dated December 26, 2009 (the “Lease”);

           WHEREAS, AA executed and delivered to Auction Venture a Guaranty of Lease executed December 10, 2009 (the “Lease Guaranty”) with an effective date of December 26, 2009;

           WHEREAS, as part of the sale of the Auction Business, Jacobs extended a $2,000,000.00 revolving credit facility (the “Line of Credit”) to AC pursuant to a Revolving Loan Agreement dated December 26, 2009 (the “Loan Agreement”) and a Revolving Loan Note dated December 26, 2010 (the “Loan Note”);

           WHEREAS, Sample and AA each executed a Guaranty for the Line of Credit dated December 26, 2010 (the “Guaranties”);

           WHEREAS, AC executed and delivered to Jacobs a Security Agreement dated December 26, 2009 (the “Security Agreement”);

           WHEREAS, AA executed and delivered to Jacobs a Stock Pledge Agreement dated December 26, 2009 (the “Stock Pledge”);

           WHEREAS, AA and CAA entered into a Non-Competition Agreement dated December 26, 2009 (the “Non-Competition Agreement”);

           WHEREAS, CAA and AC entered into an Assignment and Assumption (GSA Contract) dated December 26, 2009 (the “GSA Assignment”);

           WHEREAS, CAA, AA, and AC entered into an Indemnification Agreement dated February 24, 2010 (the “Indemnification Agreement”);

           WHEREAS, CAA, AA, AC, and Sample entered into a Guaranty of Indemnification Agreement dated February 24, 2010 (the “Indemnification Guaranty”);

           WHEREAS, CAA, AC, and the United States of America entered into a Novation Agreement dated on or after December 26, 2009 (the “Novation Agreement”);

           WHEREAS, on September 17, 2010, Jacobs declared an event of default under the Loan Agreement and Loan Note and took control of the Auction Business;

           WHEREAS, on September 24, 2010, Jacobs filed a Complaint against AA, AC, and Sample in the United States District Court for the Southern District of Ohio (the “Federal Court”), which was assigned Case No. 2:10-cv-863 (the “First Federal Action”);

           WHEREAS, Jacobs caused the First Federal Action to be dismissed and closed by a Stipulation filed October 7, 2010;

           WHEREAS, on October 7, 2010, Jacobs filed a Complaint against AA, AC, and Sample in the Franklin County, Ohio, Court of Common Pleas (the “State Court”), which was assigned Case No. 2010-CV-14740 (the “State Court Action”);

           WHEREAS, AA, AC, and Sample removed the State Court Action to the Federal Court, which was assigned Case No. 2:10-cv-912 (the “Second Federal Action”);

           WHEREAS, the Federal Court granted Jacobs judgments in the Second Federal Action against each of AC, AA and Sample (“Defendant”) on February 23, 2011 in the amount of $831,489.66, plus interest and costs;

WHEREAS, in response, Defendants, filed a Motion for Relief from Cognovit Judgment pursuant to Fed. Rule Civ. P. 60(b) along with a Motion to stay execution of the judgments pursuant to Fed. R. Civ. P. 62;

           WHEREAS, execution of the judgments issued by the Federal Court in the Second Federal Action on February 23, 2011 was stayed by the Federal Court on March 28, 2011;

WHEREAS, the principal amount of the judgments issued on February 23, 2011 in the Second Federal Action was subsequently corrected on July 26, 2011 in a nunc pro tunc entry by the Federal Court from $831,489.66 to $721,536.40 (the “Judgments”);

WHEREAS, on December 21, 2011, the Federal Court granted Defendants’ Motion for Relief from Cognovit Judgment, and vacated the Judgments against AC, AA, and Sample in the Second Federal Action;

           WHEREAS, on November 5, 2010, AA and Sample filed a Complaint against Jacobs, Whann, CAA, Auction Venture, Bynum, and Moorby in the Federal Court, which was assigned Case No. 2:10-cv-995 (the “Third Federal Action”);

WHEREAS, on January 7, 2011, Moorby and Bynum filed a Counterclaim against Sample and AA in the Third Federal Action.

           WHEREAS, the Management Agreement, APA, Lease, Lease Guaranty, Line of Credit, Loan Agreement, Loan Note, Guaranties, Security Agreement, Stock Pledge, Non-Competition Agreement, GSA Assignment, Indemnification Agreement, Indemnification Guaranty, Novation Agreement, and the Short Term Note are referred to collectively herein as the “Prior Agreements”;

WHEREAS, on February 28, 2012, Jacobs assigned to CAA all of her right title and interest in the Line of Credit, the Loan Agreement, the Loan Note, the Security Agreement, the Stock Pledge and the Guaranties and the financing statements identifying Jacobs as a creditor of AA, Sample and AC; and

WHEREAS, the Parties have agreed to settle all claims and judgments against each other arising out of or related to the claims asserted in the State Court Action, the First Federal Action, the Second Federal Action and the Third Federal Action (collectively, the “Litigation Proceedings”), as well as all claims that were or could have been asserted in the Litigation Proceedings, pursuant to, and on the terms set forth, in this Agreement.

TERMS

           NOW THEREFORE, for valuable consideration, including the covenants and agreements stated below, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Settlement Payment.

Sample, AC and AA jointly and severally agree to pay CAA the sum of $150,000 (“Settlement Payment”) at the closing of the transactions contemplated by this Agreement (the “Closing”) on the Closing Date.  The Settlement Payment shall be made in immediately available funds via cashier’s checks issued by a bank or banks insured by the FDIC and made payable to or properly endorsed to CAA.

2.	Sale of Assets.

a.	Purchase and Sale of AC’s Assets.

On and subject to the terms and conditions of this Agreement, at the Closing, AC shall sell, convey, assign, transfer, and deliver to CAA, and CAA shall purchase, acquire, and accept delivery of, all right, title, and interest in and to CAA, all of the assets of AC of every type and kind (the “Assets”), including without limitation, the following:

(i)
all items of personal property owned by AC and the prepaid assets of AC as of the Closing on the Closing Date, including, but not limited to prepayments made as of the Closing Date for taxes, insurance, and other services;

(ii)	AC’s interest in the name "Chattanooga Auto Auction" (the "Trade Name");

(iii)	AC’s interest in all data and operating history of the operations of AC and its predecessors (the "Data"); and

(iv)	to the extent assignable, all of AC's licenses to operate as an auto auction (the "Licenses").

b.	Method of Conveyance.

The sale, conveyance, assignment, transfer, and delivery by AC of the Assets to CAA in accordance with Section 2(a) shall be effected at the Closing by AC's execution and delivery to CAA of a Bill of Sale and Assignment of Intangible Assets in the form of Exhibit A (the "Bill of Sale").  The assignment of the Licenses, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.  The assignment of Seller's interest in the Trade Name, to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.  All rights assigned to CAA are wholly unassignable, until and unless CAA first obtains consent and an agreement to strictly comply with the terms of the Agreement and all Exhibits thereto from any transferee of the loan documents.

c.	Purchase Price.

At Closing, CAA shall pay to AC Five Thousand Dollars ($5,000) (the "Purchase Price"), payable by a credit in the amount of the Purchase Price in favor of AC against the outstanding balance of AC’s obligations to CAA under the Line of Credit.

3.	GSA Contract Novation.

AC and CAA shall execute at Closing a Novation Agreement substantially in the form attached to the Amendment as Exhibit B (the "Second Novation Agreement"). CAA shall be responsible for delivering the executed Second Novation Agreement with respect to Contract Number GS-30F-J0048 (the “GSA Contract”) to the General Services Administration (“GSA”) along with all other documents and certificates reasonably requested by GSA including those items required under Federal Acquisition Regulation Subpart 42.1204. AC shall cooperate with CAA in providing any required documents consistent with the terms and conditions of the Agreement.  If the GSA requires that the form of the Second Novation Agreement be other than that attached hereto as Exhibit B, then the Parties shall negotiate any modifications in good faith and, if a satisfactory Second Novation Agreement has not been executed by the appropriate parties and the GSA within ninety (90) days following Closing, then the Parties shall enter into a Services Agreement permitting CAA to perform on behalf of AC the services contemplated under the GSA Contract, the terms of which shall be negotiated in good faith by AC and CAA.

4.	Lease Termination.

AC and Auction Venture shall execute at Closing a Lease Termination Agreement with respect to the Lease of the Premises substantially in the form attached to the Amendment as Exhibit C (the "Lease Termination Agreement").

5.	Consent by AA and Sample.

AC will at Closing take corporate action to approve this Agreement, including all Exhibits and the consummation of the settlement, releases and other transactions contemplated hereby and thereby in the form of director and shareholder actions annexed hereto as Exhibits D and E.  AA, in its capacity as the sole shareholder of AC and guarantor of the Lease, and Sample personally and in each of his capacities of a major shareholder of AA, the sole director of AA, the president and CEO of AA, as guarantor of the Line of Credit under the Guaranties, shall at Closing, execute and deliver to Jacobs the Consent annexed hereto as Exhibit F.

6.	Further Release.

As a material and substantial inducement to Jacobs, CAA, Auction Venture and Whann to enter into and execute this Agreement and consummate the transactions contemplated hereby, Sample, AA and AC agree to execute and deliver to Jacobs, CAA, Auction Venture and Whann a general release in the form annexed hereto as Exhibit G upon the tender to AA of all of the following, each of which shall be tendered to AA by CAA as soon as reasonably practicable after the execution of the Second Novation Agreement:

a.	The Second Novation Agreement, fully executed by all appropriate parties;

b.	Share Certificate # 1001 evidencing 1000 shares of common stock of AC;

c.	An executed termination statement with respect to the financing statements under the Security Agreement showing AC as debtor;

d.	Notice of termination of the Security Agreement with respect to AC;

e.	Notice of termination of the Stock Pledge with respect to AA;

f.	Notice of full satisfaction of all of AC's obligations to CAA arising under the Line of Credit, the Loan Agreement, the Loan Note and the Security Agreement; and

g.
A release, in the form annexed hereto as Exhibit H, of (i) AA from its obligations under the Guaranties and the Stock Pledge; and (ii) AC from its obligations under the Line of Credit, the Loan Agreement, the Loan Note or the Security Agreement.

7.	Relinquishment and Disclaimer of Stock Interests.

Within 5 business days after this Agreement has been executed by all of the Parties, the Parties (except for Sample, Whann and Jacobs) shall transfer, convey, and assign to AA or Sample all share, option, and warrant interests (if any) in stock issued or to be issued by AA.  The transferring Parties make no representations or warranties in regard to said interests, except that they hereby represent and warrant that since December 1, 2009, they have not transferred, conveyed, assigned, gifted, pledged, hypothecated, or otherwise encumbered any of their respective share, option, or warrant interests (if any) in stock issued by AA or gifted by Sample.

CAA shall return the original Stock Pledge and related documents, including the AC stock certificate and the stock power, with its original, executed copy of this Agreement to AA.

Shares of AA that AA claims to have issued, which are to be cancelled and returned directly to AA, include:

•	Tony Moorby: Certificate #C-522 for 500,000 shares issued 3-19-2007.

AA will provide to Moorby the documentation and instructions needed to remove the shares from any records ownership in his name.  Moorby shall promptly complete and execute the documentation and return it to AA within 5 business days.

Shares that have been gifted to recipients directly by Sample, and which shall be returned directly to Sample, include:

•	Jo Ann Bynum: 10,000 shares gifted by Sample on Certificate #C-692 July 7, 2008;

•	John David Bynum: 10,000 shares gifted by Sample on Certificate #C-691 July 7, 2008, and 5,000 shares gifted by Sample on Certificate Number C-705 December 19, 2008;

•	Adrienne E. Moorby: 1,000 shares gifted by Sample on Certificate #C-610 August 7, 2007;

•	Olivia M. Moorby: 1,000 shares gifted by Sample on Certificate #C-611 August 7, 2007;

•	Robert A. L. Moorby: 1,000 shares gifted by Sample on Certificate #C-612 August 7, 2007;

•	Aiden Moorby: 1,000 shares gifted by Sample on Certificate #C-613 August 7, 2007;

•	Terry L. Moorby: 1,000 shares gifted by Sample on Certificate #C-614 August 7, 2007;

•	Allison B. Moorby: 1,000 shares gifted by Sample on Certificate #C-633 August 14, 2007;

•
Tony Moorby:  1,000 shares gifted by Sample on Certificate #C-615 August 7, 2007; 5,000 shares gifted by Sample on Certificate #C-652 November 9, 2007; and 5,000 shares gifted by Sample on Certificate #C-653 November 9, 2007.

Sample will provide to Bynum and Moorby the documentation and instructions needed to transfer the above interests to Sample.  Bynum and Moorby shall promptly distribute and coordinate the completion and return of the documentation transferring all of the above interests to Sample within 5 business days.

AA believes it erroneously ordered the issuance of stock certificates number C-715 and C-716 for 10,000 shares each to Jacobs and Whann, respectively, and that those certificates were not received by Jacobs and Whann.  AA wishes to correct this error.  Whann and Jacobs deny having requested, been issued or received any stock of AA, and shall deliver to AA an affidavit confirming these facts.

8.	Form 8K Filing.

As soon as reasonably practicable after the Closing, AA will file with the United States Securities and Exchange Commission (“SEC”) a Form 8K in the form attached hereto as Exhibit I.

9.	Non-Compete.

a.
For twenty-four (24) months following the Closing Date, Bynum and Moorby shall not knowingly, directly or indirectly, own, manage, operate, control, be employed by, work on behalf of, invest in, assist (financially or otherwise), provide advisory services to, provide consulting services to, or provide other services to any person or any entity who is engaged in the operation of a licensed auto auction or similar business, for the purpose of engaging in the operation of a licensed auto auction or similar business within fifty (50) miles of 1200 East Buena Vista Avenue, North Augusta, South Carolina 29841.

b.
CAA Liquidation, LLC, Auction Venture Limited Liability Company, Whann, and Jacobs, agree to not operate a licensed auto auction or similar business from a physical location within 150 miles of 1200 East Buena Vista Avenue, North Augusta, South Carolina 29841 for a period of twelve (12) months following the Closing Date.

c.
These restrictive covenants are distinct and severable, and in the event that any or all of the foregoing restrictive covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they shall be interpreted to extend over the maximum geographic area, period of time, range of activities, or other restrictions as to which they may be enforceable.

d.
The Parties agree that a breach of these restrictive covenants will cause irreparable harm to AA, the extent of which is difficult to ascertain, and that the award of damages may not be adequate relief.  As a result, the Parties agree that, in the event of a breach or a threatened breach of any restrictive covenants herein contained, AA may institute an action to compel the specific performance of the covenants against the purported offending Party.  The Parties hereby further consent to the granting of such remedy, agree not to assert adequacy of money damages as a defense, and agree that such remedy shall be cumulative, not exhaustive, and in addition to any other available remedies.

10.	Dismissal of Litigation Proceedings and Release of Judgments and Judgment Liens.

Concurrent with the Closing, the Parties will sign entries of release and dismissal, in the forms attached hereto as Exhibit J so as to dismiss with prejudice all pending Litigation Proceedings and to release and discharge any judgments or judgment liens obtained in or as a result of the Litigation Proceedings.  On or before the 21st day after the Closing Date, the Parties (by and through their respective counsel) shall file the fully executed entries of release and dismissal with the Court in the Second Federal Action and the Third Federal Action, respectively.  The court costs incurred in the Litigation Proceedings shall be borne equally.

11.	UCC Termination.

CAA shall execute and file termination of all financing statements identifying it as a creditor of Sample.  AC and AA each acknowledge that the Security Agreement, Stock Pledge and corresponding financing statements shall remain in full force and effect until the requirements of paragraph 6 have been met.

12.	No Disparagement.

The Parties agree not to disparage each other, or each other's employees or other representatives, orally or in writing, in relation to the Prior Agreements or the Litigation Proceedings or this Agreement.

13.	Mutual Releases.

a.
Except as otherwise provided herein, Jacobs, Whann, CAA, and Auction Venture, by and on behalf of each of themselves and their respective predecessors, successors and assigns, hereby fully, finally and forever release and discharge AA, AC, Sample, Bynum, and Moorby, as well as their respective divisions, agencies, affiliates, subsidiaries, parents, owners, partners, members, shareholders, attorneys, insurers, predecessors, successors, assigns, guarantors, employees, and agents, from any and all manner of claims, actions, or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, attorneys’ fees, or expenses, of any nature, source, or origin, known or unknown, fixed or contingent, that the releasing Party has or had, including but not limited to any claims that were or could have been asserted in the Litigation Proceedings.  Jacobs, Whann, CAA, and Auction Venture covenant not to sue or bring claims against, or have any entities with which they are affiliated sue or bring claims against, AA, AC, Sample, Bynum, or Moorby, in relation to the Litigation Proceeding as well as all claims that were or could have been asserted in the Litigation Proceedings.  Notwithstanding the above, while Sample is fully, finally and forever released and discharged, the foregoing (i) does not release or terminate, in any respect, the rights of CAA or any obligations that AC has under the Line of Credit, the Loan Agreement, the Loan Note or the Security Agreement, and (ii) does not release AA from its obligations under the Guaranties or the Stock Pledge but shall be deemed to be a modification of the Guaranties and the Stock Pledge to limit the liability of AA thereunder to the Pledged Stock (as defined in the Stock Pledge).

b.
Except as otherwise provided herein, AC, AA, and Sample, by and on behalf of each of themselves and their respective predecessors, successors and assigns, hereby fully, finally and forever release and discharge Jacobs, Whann, CAA, Auction Venture, Bynum, and Moorby, as well as their respective divisions, agencies, affiliates, subsidiaries, parents, owners, partners, members, shareholders, attorneys, insurers, predecessors, successors, assigns, guarantors, employees, and agents, from any and all manner of claims, actions, or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, attorneys’ fees, or expenses, of any nature, source, or origin, known or unknown, fixed or contingent, that the releasing Party has or had, including but not limited to any claims that were or could have been asserted in the Litigation Proceedings.  AC, AA, and Sample covenant not to sue or bring claims against, or have any entities with which they are affiliated sue or bring claims against, Jacobs, Whann, CAA, Auction Venture, Bynum, or Moorby, in relation to the Litigation Proceedings as well as all claims that were or could have been asserted in the Litigation Proceedings.

c.
Except as otherwise provided herein, Bynum and Moorby, by and on behalf of each of themselves and their respective predecessors, successors and assigns, hereby fully, finally and forever release and discharge AA, AC, Sample, Jacobs, Whann, CAA, and Auction Venture, as well as their respective divisions, agencies, affiliates, subsidiaries, parents, owners, partners, members, shareholders, attorneys, insurers, predecessors, successors, assigns, guarantors, employees, and agents, from any and all manner of claims, actions, or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, attorneys’ fees, or expenses, of any nature, source, or origin, known or unknown, fixed or contingent, that the releasing Party has or had, including but not limited to any claims that were or could have been asserted in the Litigation Proceedings and any claims arising out of or related to any employment agreements or compensation agreements.  Bynum and Moorby covenant not to sue or bring claims against, or have any entities with which they are affiliated sue or bring claims against, AC, AA, Sample, Jacobs, Whann, CAA, or Auction Venture, in relation to the Litigation Proceedings as well as all claims that were or could have been asserted in the Litigation Proceedings or any prior employment.

14.	Other Terms.

a.	This Agreement shall not be interpreted to render either party the prevailing party for any purpose, including, but not limited to, an award of attorney fees under any applicable statute or otherwise.

b.	This Agreement shall be binding on the Parties’ respective successors and assigns.

c.
The Parties acknowledge that they have been and are represented by attorneys regarding the terms of this Agreement, and have fully and adequately discussed the terms of the Agreement with their respective legal counsel.

d.
The Parties acknowledge that each of them fully understands this Agreement and its final and binding effect, and that each of them has freely and voluntarily entered into it, without coercion, duress, or undue influence.

e.
This Agreement shall not be construed against any Party as the drafter.  Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

f.	This Agreement shall be controlled and interpreted according to the laws of the State of Ohio.

g.
The Parties hereby consent to the exclusive jurisdiction of the courts of Franklin County in the State of Ohio or the federal courts in the State of Ohio having jurisdiction over Franklin County (to the extent the federal courts otherwise have subject matter jurisdiction), and waive any contention that any such court is an improper venue.

h.	This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements between the Parties concerning the subjects of this Agreement.

i.
The Parties to this Agreement each acknowledge that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, and that they have not executed this Agreement in reliance upon any such representation, inducement, promise, agreement, or warranty not contained in this Agreement.

j.	No modification, waiver, or termination of this Agreement shall be valid and binding, unless executed in writing by all the Parties to this Agreement.

k.	This Agreement may be executed in several counterparts, including by facsimile, PDF or other electronic transmission, each of which taken together shall constitute the entire Agreement.

l.
The Parties further agree that this Agreement shall become final and binding upon them upon transmission by facsimile or otherwise to the other Party’s counsel of copies of their respective signatures upon this Agreement.

m.
The Parties agree to cooperate and exercise reasonable efforts to accomplish and implement all acts necessary to reasonably conclude this Agreement and the actions contemplated by it in good faith and will take no action that is inconsistent with full performance of this Agreement or any term thereof.

n.	The undersigned affirmatively state that they are specifically authorized to enter into this Agreement on behalf of the Party for whom he or she is signing.

o.	Each Party shall bear its own attorneys’ fees, costs and expenses associated with any disputes about or related to this Agreement.

/s/ Alexis Ann Jacobs                                                                                          Dated:                      February 28, 2012
Alexis Ann Jacobs

/s/ Steven L. Sample                                                                                             Dated:                      February 28, 2012
Steven L. Sample

/s/ Keith E. Whann                                                                                               Dated:                      February 28, 2012
Keith E. Whann

/s/ David Bynum                                                                                                   Dated:                      February 28, 2012
David Bynum

/s/ Tony Moorby                                                                                                  Dated:                      February 28, 2012
Tony Moorby

CAA Liquidation, LLC                                                                                         Dated:                      February 28, 2012
By: /s/ Keith Whann
Name: Keith Whann
Its: Vice President

Auction Venture Limited Liability Company                                                    Dated:                      February 28, 2012
By: /s/ Alexis A. Jacobs
Name: __________
Its: Sole Member

Acacia Automotive, Inc.                                                                                      Dated:                      February 28, 2012
By: /s/ Steven L. Sample
Name: Steven L. Sample
Its: CEO

Acacia Chattanooga Vehicle Auction, Inc.                                                      Dated:                      February 28, 2012
By: /s/ Keith Whann
Name: Keith Whann
Its: President

EXHIBIT A

Form of Bill of Sale and Assignment of Intangible Assets

[See attached.]

A-1

EXHIBIT B

Form of Second Novation Agreement

[See attached.]

B-1

EXHIBIT C

Form of Lease Termination Agreement

[See attached.]

C-1

EXHIBIT D

Form of Director Actions

[See attached.]

D-1

EXHIBIT E

Form of Shareholder Actions

[See attached.]

E-1

EXHIBIT F

Form of Consent by AA and Sample

[See attached.]

F-1

EXHIBIT G

Form of Further General Release

[See attached.]

G-1

EXHIBIT H

Form of Release by CAA

[See attached.]

H-1

EXHIBIT I

Form of 8-K

[See attached.]

I-1

EXHIBIT J

Forms of Entries of Release and Dismissal

[See attached.]

J-1